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                                                                    EXHIBIT 99.1

                              INFORMIX CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jean-Yves F. Dexmier and Gary Lloyd and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Informix Corporation, to be held at the Hyatt Rickey's, 4219 El Camino Real, Palo Alto, California, on Tuesday, February 29, 2000 at 8:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, each dated January 28, 2000, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the corporation, gives notice of such revocation.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

    /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

    1. To approve the issuance of shares of Informix common stock pursuant to an Agreement and Plan of Reorganization, dated as of November 30, 1999, among Informix Corporation, Iroquois Acquisition Corporation, a wholly-owned subsidiary of Informix Corporation, and Ardent Software, Inc. pursuant to which Ardent Software, Inc. will become a wholly-owned subsidiary of Informix Corporation.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal) or any postponements or adjournments thereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF INFORMIX COMMON STOCK NECESSARY TO COMPLETE THE MERGER WITH ARDENT SOFTWARE, INC.

    Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.

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